Exhibit 99.1

Webcast Notification Release

Webcast Alert: Nano-Proprietary, Inc. announces it’s December 14, 2005 Investor Conference Call and Webcast.

Austin, Texas, December 14, 2005 /PRNewswire-FirstCall/ -- Nano-Proprietary, Inc (OTC: NNPP) announces a Conference Call and Webcast, with the details described below.

What:	Nano-Proprietary, Inc. Investor Conference Call and Webcast to discuss the current status of business opportunities.

When:	Wednesday, December 14, 2005 at 4:30 p.m. EST. A replay of the webcast will be available until February 15, 2006.

Where:	Website link is available at www.nano-proprietary.com under
“Investor information” or at
http://phx.corporate-ir.net/playerlink.zhtml?c=99403&s=wm&e=1172737
Participants who wish to call should call(785) 832 - 2422

How:	Live over the Internet -- Simply log on to the web at the address above, or by using the link at Nano-Proprietary’s website or dial (785) 832 - 2041 and use the conference ID: NNPP

Contact: Doug Baker, (248) 391 -0612

Nano-Proprietary, Inc. is a holding company with two operating subsidiaries. Applied Nanotech Inc. is a premier research and development organization dedicated to developing applications for nanotechnology with an extremely strong position in the field of electron emission applications from carbon film/nanotubes. Electronic Billboard Technology, Inc. (EBT) possesses technology related to electronic digitized sign technology. Nano-Proprietary's website is: www.nano-proprietary.com

(Minimum Requirements to listen to broadcast:
The Windows Media Player software, downloadable free from
http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a
28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com.)